EXHIBIT 5.1

OPINION OF SMITH, GAMBRELL & RUSSELL, LLP

October 2, 2009

Board of Directors

Radiant Systems, Inc.

3925 Brookside Parkway

Alpharetta, Georgia 30022

Ladies and Gentlemen:

This firm has acted as counsel to Radiant Systems, Inc., a Georgia corporation (the “Company”), in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the contemplated issuance by the Company and/or the resale by selling security holders, from time to time, of up to $150,000,000 aggregate offering price of one or more of (i) shares of the Company’s Common Stock, no par value per share (the “Common Stock”), (ii) shares of the Company’s Preferred Stock, no par value per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock, or any combination thereof (the “Warrants”), and (iv) units consisting of any combination of the foregoing (the “Units” and together with the Common Stock, Preferred Stock and Warrants, the “Securities”).

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

(a)	A copy of the Registration Statement;

(b)	The Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”);

(c)	The Bylaws of the Company, as amended (the “Bylaws”);

(d)	Minutes and/or resolutions of the Board of Directors of the Company relating to the Registration Statement; and

(e)	Such other documents or instruments as we have deemed necessary to the opinions expressed herein.

In our review of documents, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed the legal capacity, for all purposes relevant hereto, of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby. We have also assumed that any Securities will be issued and sold with such terms and in such manner as are described in the Registration Statement (as amended from time to time), the prospectus included therein (as amended from time to time) and any related prospectus supplement(s).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(1)	When (A) the Registration Statement has become effective under the Securities Act, (B) the terms of the issuance and sale of the shares of Common Stock as proposed to be sold by the Company have been duly approved by the Board of Directors of the Company in conformity with the Articles of Incorporation and Bylaws (the “Common Stock Authorization”) and all other necessary corporate action on the part of the Company has been taken in connection therewith, and (C) such shares are issued and delivered against payment therefor in an amount in excess of the par value thereof and in accordance with the terms of the Common Stock Authorization, such shares of Common Stock (including any shares of Common Stock duly issued upon the conversion of any duly issued shares of Preferred Stock that are convertible into Common Stock or the exercise of any duly issued Warrants that are exercisable for Common Stock) will be validly issued, fully paid and non-assessable.

(2)	When (A) the Registration Statement has become effective under the Securities Act, (B) in accordance with Section 14-2-602 of the Georgia Business Corporation Code and in conformity with the Articles of Incorporation, (i) the Board of Directors of the Company has fixed the powers, designations, relative rights, preferences, limitations and restrictions of a series of Preferred Stock (“Authorized Series”) and (ii) the proper and valid filing has been made with the Office of the Secretary of State of the State of Georgia of Articles of Amendment to the Articles of Incorporation setting forth such powers, designations, preferences and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions, if any, of such Authorized Series, as set by the Board of Directors, (C) the terms of the issuance and sale of shares of such Authorized Series as proposed to be sold by the Company, and the securities of the Company into which the Authorized Series may be convertible, have been duly approved by the Board of Directors of the Company (the “Series Authorization”) and all other necessary corporate action on the part of the Company has been taken in connection therewith, and (D) such shares of such Authorized Series are issued and delivered against payment therefor in an amount in excess of the par value thereof and in accordance with the Series Authorization, such shares of such Authorized Series of Preferred Stock (including any shares of Preferred Stock duly issued upon the exercise of any duly issued Warrants that are exercisable for Preferred Stock) will be validly issued, fully paid and non-assessable.

(3)	When (A) the Registration Statement has become effective under the Securities Act, (B) any warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized by the Board of Directors of the Company, and executed and delivered in accordance with such authorization, (C) the terms of the Warrants and the issuance and sale of such Warrants as proposed to be sold by the Company, and the securities of the Company for which the Warrants will be exercisable, have been duly approved by the Board of Directors of the Company (the “Warrant Authorization”) and all other necessary corporate action on the part of the Company has been taken in connection therewith, (D) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law and comply with any requirement or restriction, if any, imposed by any court or governmental body having jurisdiction over the Company, and (E) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and delivered in accordance with the Warrant Authorization, the Warrants will constitute valid and legally binding obligations of the Company.

(4)	When (A) the Registration Statement has become effective under the Securities Act, (B) any unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized by the Board of

Directors of the Company, and executed and delivered in accordance with such authorization, (C) the terms of the Units and the issuance and sale of such Units as proposed to be sold by the Company have been duly approved by the Board of Directors of the Company (the “Unit Authorization”) and all other necessary corporate action on the part of the Company has been taken in connection therewith, (D) the terms of the Units and their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law and comply with any requirement or restriction, if any, imposed by any court or governmental body having jurisdiction over the Company, and (E) the Units have been issued and delivered in accordance with the Unit Agreement and Unit Authorization, the Units will constitute valid and legally binding obligations of the Company.

Our opinions with respect to the enforceability in numbered paragraphs (2), (3) and (4) hereof are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting rights of creditors generally, as well as the discretionary nature of the enforcement of equitable remedies.

In addition, our opinions in numbered paragraphs (1) and (2) hereof are based on the assumption that, at the time of issuance thereof, the number of shares of Common Stock or Preferred Stock issued as described in such respective paragraphs will not exceed the respective number of shares of Common Stock or such Preferred Stock authorized under the terms of the Articles of Incorporation which are unissued and not reserved for other purposes at such time of issuance.

In addition, our opinions in numbered paragraph (2) (insofar as they relate to shares of Preferred Stock which are convertible into or exchangeable for shares of Common Stock or Preferred Stock) and in paragraph (3) hereof (insofar as they relate to Warrants exercisable for shares of Common Stock or Preferred Stock or for Securities convertible into or exchangeable for such shares) and in paragraph (4) hereof (insofar as they relate to any Securities convertible into or exercisable for shares of Common Stock or Preferred Stock) are based on the assumption that, at the time of the conversion, exchange or exercise, as the case may be, for shares of Common Stock or Preferred Stock, the number of shares of Common Stock or Preferred Stock issuable pursuant to the applicable conversion, exchange or exercise transaction will not exceed the respective number of shares of Common Stock or Preferred Stock authorized under the terms of the Articles of Incorporation which are unissued and not reserved for other purposes at such time of issuance upon such conversion, exchange or exercise.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

/s/ Terry F. Schwartz, Esq.

Terry F. Schwartz